UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2026

UNITED NATURAL FOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15723 (Commission File Number)	05-0376157 (IRS Employer Identification No.)

15 Park Row West, Suite 302, Providence, RI 02903
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (401) 528-8634

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	UNFI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2026, the Board of Directors (the “Board”) of United Natural Foods, Inc. (the “Company”) appointed Giorgio Matteo Tarditi, the Company’s current President and Chief Financial Officer, as the Company’s President and Chief Operating Officer, and Louis Martin, the Company’s current President of Conventional Grocery Products and UNFI Chief Commercial Officer, as Chief Commercial Officer, effective on August 3, 2026 (the “Effective Date”). The Board also appointed Alfredo Luchini, 42, to the role of Chief Financial Officer, effective August 10, 2026.

Mr. Luchini most recently served as Vice President and Chief Financial Officer of Carrier Climate Solutions Americas, an externally reported segment of Carrier Global Corporation that manufactures and sells residential, light commercial and commercial HVAC applications and aftermarket products in North and Latin America, since January 2024. Prior to this role, Mr. Luchini served as Vice President and Chief Financial Officer of the Global Comfort Solutions business unit at Carrier from July 2022 to December 2023 and as Vice President of Finance at Engie, a France-based global utility company that develops, builds and operates power plants globally, from January 2021 to June 2022. Previously, Mr. Luchini spent more than a decade at General Electric in progressively senior finance roles, including leadership positions within GE Renewable Energy and GE’s Corporate Audit Staff. Mr. Luchini holds a Master of Science degree in Industrial Engineering from Politecnico University in Milan, Italy.

In connection with Mr. Luchini’s appointment as the Company’s Chief Financial Officer, the Company provided Mr. Luchini with an offer letter (the “Luchini Offer Letter”), pursuant to which Mr. Luchini will receive an annual base salary of $800,000 and an annual cash bonus with a value of 100% of his base salary based on achievement of certain fiscal year goals and objectives, which will be prorated for the 2027 fiscal year based on his start date. Mr. Luchini’s annual equity award will be targeted at $2,000,000 beginning with the fiscal 2027 award, which award will be in the form of time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”), in the same proportion and on the same or similar terms as the long-term incentive awards granted to similarly situated executives of the Company and further subject to the terms and conditions of the respective award agreements evidencing the grant. In addition, Mr. Luchini will receive a $1,500,000 sign-on equity award in the form of RSUs that will vest ratably over three years beginning on the first anniversary of the grant date. Mr. Luchini will receive a $150,000 cash sign-on bonus, payable thirty (30) days after his start date. Mr. Luchini may participate in the Company’s health and wellness and retirement benefit plans and programs in accordance with the terms of such plans.

In addition, the Company intends to enter into a Change in Control Agreement and Indemnification Agreement with Mr. Luchini in connection with his appointment as Chief Financial Officer, each of which is substantially consistent with the agreements entered into with the Company’s other similarly situated executive officers. Mr. Luchini will be covered by the Company’s Executive Severance Plan (the “Severance Plan”).

The foregoing description of the terms and conditions of the Luchini Offer Letter is qualified in its entirety by reference to the Luchini Offer Letter, a copy of which is filed herewith as Exhibit 10.1. A summary of the material terms of the form of Change in Control Agreement is included in, and a copy of the form of Change in Control Agreement is filed with, the Company’s Current Report on Form 8-K filed on November 8, 2018. The form of Indemnification Agreement is filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended January 27, 2024, filed on March 6, 2024. A summary of the material terms of the Severance Plan is included in, and a copy of the Severance Plan is filed with, the Company’s Annual Report on Form 10-K for the fiscal year ended August 2, 2025, filed on October 1, 2025.

There are no arrangements or understandings between Mr. Luchini and any other person pursuant to which he was named Chief Financial Officer of the Company and no family relationships among any of the Company’s directors or executive officers and Mr. Luchini. There are no transactions involving the Company and Mr. Luchini that the Company would be required to report pursuant to Item 404(a) of Regulation S-K in connection with his appointment as Chief Financial Officer.

In connection with Mr. Tarditi’s appointment as the Company’s President and Chief Operating Officer, the Company provided Mr. Tarditi with an offer letter (the “Tarditi Offer Letter”), pursuant to which he will receive an increase in his base salary from $848,000 per year to $890,000, Mr. Tarditi’s bonus target will remain at 100%, and, effective for the fiscal 2027 annual grant, Mr. Tarditi’s target long-term incentive compensation will be increased from $2,500,00 to $2,625,000. The foregoing description of the terms and conditions of the Tarditi Offer Letter is qualified in its entirety by reference to the Tarditi Offer Letter, a copy of which is filed herewith as Exhibit 10.2.

The additional information required by Form 8-K Item 5.02(c)(2) and (3) regarding Mr. Tarditi is incorporated herein by reference from the Company’s Form 8-K filed on March 6, 2024.

In connection with these changes, Mark Bushway, the Company’s President of Natural, Organic, Specialty & Fresh Products and UNFI Chief Supply Chain Officer, will be leaving the Company. Mr. Bushway has agreed to stay with the Company to support a smooth transition through January 1, 2027, and will hold the title of Chief Supply Chain Officer from the Effective Date until his departure.

Because his separation results in a qualifying termination, Mr. Bushway will receive severance benefits to which he is entitled pursuant to the terms of the Severance Plan. The Severance Plan contains certain restrictive covenants that will remain in place for the period of time contemplated by the Severance Plan as well as a release of claims and waiver against the Company. Mr. Bushway’s outstanding equity awards will vest on a prorated basis as provided for upon a Separation from Service without Cause, as set forth in the Company’s Amended and Restated 2020 Equity Incentive Plan.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing the leadership changes, including those described above in Item 5.02, issued by the Company on July 9, 2026, is being furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter, dated July 7, 2026, between the Company and Alfredo Luchini
10.2	Offer Letter, dated July 7, 2026, between the Company and Matteo Tarditi
99.1	Press Release, dated July 9, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

By:	/s/ MAHRUKH HUSSAIN
Name:	Mahrukh Hussain
Title:	General Counsel and Corporate Secretary

Date:    July 9, 2026